Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Trimeris, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333- 44145, No. 333-44147, No. 333-64064, No. 333-66401, No. 333-74304, No. 333-90377, No. 333-107508, No. 333-129600, and No. 333-138807) on Form S-8 and the Registration Statements (No. 333-31662, No. 333-60724, No. 333-76689, No. 333-81708, and No. 333-98587) on Form S-3 of Trimeris, Inc. of our reports dated March 16, 2007, with respect to the balance sheets of Trimeris, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Trimeris, Inc.

Our report on the financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, as of January 1, 2006 and Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), as of December 31, 2006.

/s/ KPMG LLP

Raleigh, North Carolina

March 16, 2007